OPERATING Agreement

     THIS OPERATING AGREEMENT made as of January 6, 2002 (this "Agreement") by and among TOY SOLDIER, INC., a Delaware corporation ("Buyer"), The Right Start, Inc., a California corporation ("Parent"), F.A.O. SCHWARZ, a New York corporation ("FAO"), QUALITY FULFILLMENT SERVICES, INC., a Virginia corporation ("QFS," and together with FAO, "Sellers"), and ROYAL VENDEX KBB N.V., a Netherlands corporation ("Shareholder"). All capitalized terms contained herein and not otherwise defined in this Agreement shall have those meanings ascribed to them in the Purchase Agreement (as defined below).

     WHEREAS, The Right Start, Inc., Buyer, Sellers and Shareholder are parties to that certain asset purchase agreement dated November 19, 2001 (the "Purchase Agreement"), pursuant to which, among other things, Buyer purchased the Assets of Sellers upon the terms and subject to the conditions set forth therein; and

     WHEREAS, Section 2.6(a) of the Purchase Agreement provides for the execution and delivery by Sellers, Shareholder and Buyer of an operating agreement, pursuant to which Buyer shall provide to Sellers operational and management services for certain of FAO's retail toy stores described in Exhibit A hereto (the "Operated Stores"); and

     WHEREAS, Buyer desires to provide such operational and management services to Sellers with respect to the Operated Stores and Sellers desire to have such services provided to ensure the orderly operation of the Operated Stores;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PROVISION OF SERVICES

     1.1 Standard of Operations. Commencing on the date hereof, Buyer shall manage and operate the Operated Stores in a manner consistent with the standards of quality with respect to the Transferred Stores and Facilities. Buyer shall apply substantially the same policies, practices and procedures as apply generally to the Transferred Stores and Facilities with respect to day-to-day operations, management, accounting, purchasing, control of operating expenses and general administration, including marketing, promotional activities and other matters. Exceptions to general policies, practices and procedures may be made by Buyer to deal with specific circumstances affecting a particular store or all of the Operated Stores generally, if, in Buyer's reasonable judgment, there is an adequate business justification for doing so.

     1.2 Enforcement of Rights. During the Term (as defined in Section 8.1) of this Agreement, Sellers shall, at the request of Buyer and at Buyer's expense, take such action as may be required by Buyer to enforce Seller's rights under the real property leases related to the Operated Stores (the "Leases").

     1.3 Contracts. Buyer shall have authority to enter into (in Buyer's name, at Buyer's cost and for Buyer's sole benefit) such purchasing, service and other contracts or agreements, which are in the ordinary course of business, as are in Buyer's reasonable professional judgment necessary for the operation, supply and maintenance of the Operated Stores as required by this Agreement.

     1.4 Maintenance. Subject to the limitations set forth herein, Buyer, at its expense, shall be responsible for maintaining the Operated Stores in good condition and repair.

     1.5 Operating Expenses. Throughout the Term hereof, Buyer shall pay all operating expenses incurred in connection with the operation of the Operated Stores contemplated by this Agreement and the Purchase Agreement, including payments due under the Leases; provided that such Lease payments and other payments, where appropriate, shall be made in the name of Sellers, but at Buyer's expense and for Buyer's account.

     1.6 Recordkeeping. Buyer agrees to maintain all books of record, accounts and other financial and operating data with respect to the Operated Stores during the Term hereof.

     2. CONSENTS AND APPROVALS

     2.1 Consents and Approvals. Throughout the Term, Sellers shall be obligated to pursue with due diligence and in good faith (and Shareholder shall cause Sellers to pursue) the consents and acknowledgements of the landlords to assignments to Buyer of the Leases. Buyer shall in good faith cooperate with Sellers as may reasonably be required to obtain such consents and approvals. Pending the obtaining of such consents and approvals relating to Leases, the parties hereto shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Leases for their respective terms (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of the applicable Seller against a third party thereunder).

     3. PERSONNEL

     3.1 Personnel. Pursuant to Section 12.1 of the Purchase Agreement, Buyer has agreed to offer employment to the employees previously employed by Sellers in the Operated Stores. Accordingly, subject to the terms of the Purchase Agreement, Buyer is solely responsible for hiring, supervising, directing the work of, promoting, discharging and determining the compensation and other benefits of all personnel working in the Operated Stores. Buyer shall be solely liable for the wages, salaries, benefits and other compensation of its personnel, including but not limited to management personnel such as district or regional managers employed to oversee the Operated Stores.

     4. INVENTORIES

     4.1 Inventories. Pursuant to the Bill of Sale, Buyer has purchased the Inventories of the Operated Stores from Sellers at original cost and shall at its sole cost and expense, including distribution expenses, supply such additional Inventories as are needed for sale at the Operated Stores.

     5. PAYMENT FOR SERVICES

     5.1 Payment for Services. In consideration for providing services to Sellers as required by the terms of this Agreement, Buyer shall be entitled to retain all revenues generated by the Operated Stores during the Term hereof.

     6. LICENSE OF FAO NAMES

     6.1 License.

          (a) FAO has retained, as of the Closing (and Buyer acknowledges that FAO possesses), a royalty free, non-transferable, nonexclusive license, for the duration of the Term hereof and solely in connection with the operation of the Operated Stores by FAO pursuant to this Agreement, to use the names "FAO Schwarz" and "FAO Schweetz," any derivatives thereof, and any trademarks, service marks or trade names used by FAO in the operation of its business prior to the Closing (the "FAO Names").

          (b) FAO agrees to use the FAO Names in accordance with reasonable written guidelines delivered by Buyer to FAO and in accordance with the Schwarz Agreement.

     7. DISPOSITION OF OPERATED STORES

     7.1 Transferred Store. Promptly following receipt of Consent of a landlord with respect to any Operated Store, Buyer and the Seller party to the Real Property Lease for such Operated Store shall execute a Real Property Lease Assignment with respect to such Operated Store. Upon delivery of an executed Real Property Lease Assignment with respect to the Lease of an Operated Store, such Operated Store shall become one of the Transferred Stores and Facilities under the Purchase Agreement and the parties hereto shall immediately cease to have the rights, powers and duties set forth in this Agreement with respect to such Operated Store. The aggregate principal amount of the Subordinated Notes shall be increased by $1,000 for each Operated Store acquired by Buyer in accordance with this Section 7.1.

     7.2 Closure Store. If no executed Real Property Lease Assignment has been delivered with respect to an Operated Store at or prior to the termination of this Agreement, such Operated Store shall become one of the Closure Stores under the Purchase Agreement, to be operated pursuant to the Transition Services Agreement, and the parties hereto shall immediately cease to have the rights, powers and duties set forth in this Agreement with respect to such Operated Store. All inventories and other Assets attributable to such Operated Store shall be immediately sold to Sellers at a purchase price equal to the cost of the inventory therein, at the date of sale, payable by decreasing the aggregate principal amount of the Subordinated Notes by an amount equal to such purchase price. Buyer agrees to execute a bill of sale and take such other action reasonably requested by Sellers to effect such sale.

     8. TERMINATION

     8.1 Term. This Agreement shall automatically  terminate upon the earlier of
(i) sixty (60) days after the Closing Date or (ii) the first day on which all Operated Stores become Transferred Stores and Facilities pursuant to Section 7.1 hereof (the "Term"). Notwithstanding the immediately preceding sentence, Buyer and FAO may mutually agree to extend this Agreement with respect to any of the Operated Stores.

     9. WARRANTY, LIABILITY AND INDEMNITY

     9.1 No Warranties. Buyer makes no other warranties, express or implied, with respect to the services to be provided to Sellers hereunder.

     9.2 Limitation of Liability. In no event shall Buyer be liable to Sellers or Shareholder for any consequential, incidental or special damages (but this Section 9.2 shall not affect Buyer's liability for any ordinary damages) suffered by Sellers arising out of this Agreement, whether resulting from negligence of Buyer or otherwise.

     10. RELATIONSHIP OF PARTIES

     10.1 Independent Contractors. The parties are independent contractors under this Agreement. Except as expressly set forth herein, neither party has the authority to, and each party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other party without such party's prior written consent.

     10.2 No Assignment of Lease. Nothing set forth in this Agreement is intended to be, or shall be deemed to be, an assignment of any of Seller's interests in the leases relating to the Operated Stores or a sublease or license to Buyer to use or occupy such Operated Stores.

     11. NOTICES

     11.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and (a) if served by personal delivery upon the party for whom it is intended, on the day so delivered; (b) if mailed by registered or certified mail, return receipt requested, on the third business day following such mailing; (c) if deposited for delivery by a reputable courier service, on the business day following deposit with such courier; or (d) if sent by electronic facsimile transmission, on the day the facsimile is transmitted electronically, or if not a business day, the next succeeding business day to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                                    To Sellers or Shareholder:

                                    Royal Vendex KBB N.V.
                                    De Klencke 6, NL-1083
                                    Postbus 7997, 1008 AD
                                    Amsterdam, The Netherlands
                                    with a mandatory copy to:

                                    Kronish Lieb Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, NY 10036
                                    Attention:  Mark Lipschutz
                                    Fax no.: (212) 997-3525
                                    E-mail address: mlipschutz@klwhllp.com


                                    To Buyer:

                                    Toy Soldier, Inc.
                                    26610 Agoura Road, Suite 250
                                    Calabasas, CA 91302
                                    Attention: Jerry Welch/Legal
                                    Fax no.: (818) 735-7297
                                    E-mail address: rtubor@rightstart.com
                                                    kroyer@rightstart.com

                                    with a mandatory copy to:

                                    Fulbright & Jaworski L.L.P.
                                    865 South Figueroa Street, 29th Floor
                                    Los Angeles, CA 90017
                                    Attention: Victor Hsu
                                    Fax no.: (213) 680-4518
                                    E-mail address: vhsu@fulbright.com

     12. GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

     12.1 Any Proceeding arising out of or relating to this Agreement ("Proceeding") may be brought in the courts of the State of New York , County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto agrees that service of process in any Proceeding may be made upon it in any manner permitted by the laws of the state of New York or the federal laws of the United States or as follows: (i) by personal service or (ii) by certified or registered mail to the party for which intended at its address for notice pursuant to Section 11. Service of process upon any party in any manner referred to in the preceding sentence shall be deemed in every respect effective service of process upon such party.

     13. SPECIFIC PERFORMANCE

     13.1 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that, in the event of a breach or threatened breach of this Agreement, the parties shall be entitled to specific performance, injunctive or other equitable relief, in addition to any other remedy available at law or in equity, without posting bond or other undertaking.

     14. MISCELLANEOUS

     14.1 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible, without invalidating or adjusting the remaining provisions hereof, and any such prohibition, unenforceability or adjustment in any jurisdiction shall not invalidate, render unenforceable or adjust such provision in any other jurisdiction.

     14.2 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     14.4 Assignment and Delegation. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

     14.5 Entire Agreement. This Agreement, including the Schedules, together with the Purchase Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     14.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Sellers, Shareholder or Buyer or their respective successors or permitted assigns any rights or remedies under or by reason of this Agreement.

     14.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     14.8 Parent's Obligations. Where in this Agreement provision is made for any action to be taken or not taken by Buyer, Parent undertakes to cause Buyer to take or not take such action, as the case may be.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                     FAO SCHWARZ



                                     By: /s/ Bud Johnson
                                     Title:  CEO


                                     QUALITY FULFILLMENT SERVICES, INC.



                                     By: /s/ Bud Johnson
                                     Title:  CEO



                                     ROYAL VENDEX KBB N.V.



                                     By: /s/ Eric Terhark
                                     Title:  Director Corporate Development



                                     TOY SOLDIER, INC.



                                     By:  /s/ Raymond P. Springer
                                     Title:  Executive Vice President and CFO


                                     THE RIGHT START, INC.



                                     By:  /s/ Raymond P. Springer
                                     Title: Executive Vice President and CFO
                                            and Secretary

                                    EXHIBIT A


                             List of Operated Stores


1. Store located in the shopping center commonly referred to as The Mall at Chestnut Hill, located in Newton, Massachusetts, which store is demised pursuant to the Indenture of Lease by and between WMACH LLC, successor-in-interest to New England Mutual Insurance Company, as landlord and FAO Schwarz, as tenant, dated November 29, 1990, as amended.

2. Store located in the shopping center commonly referred to as Water Tower Place, located at 845 North Michigan Avenue, Chicago Illinois 60611, which store is demised pursuant to the Shopping Center Lease between LaSalle National Trust, N.A., not individually, but as Trustee under Trust Agreement dated June 10, 1970 known as Trust No. 4940, as landlord ("Landlord") and F.A.O. Schwarz ("FAO"), as tenant, dated July 31, 1996, as amended together with storage space located in the office section of Water Tower Place, in Suite ST911W on the 9th floor, which space is demised pursuant to the Water Tower Place Office Lease between Landlord and FAO dated May 1, 1997.